Exhibit 99.1

Introduction to FairPoint Communications, Inc. April 17, 2008

Page 1 Forward-Looking Statements This presentation may contain forward-looking statements that are not based on historical fact, including, without limitation, statements containing the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in FairPoint's filings with the Securities and Exchange Commission, including, without limitation, the risks described in FairPoint's most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this presentation is issued, and FairPoint undertakes no duty to update this information.

Page 2 Management Presenters Gene Johnson Chief Executive Officer Peter Nixon President John Crowley Chief Financial Officer

The Company We Are Today Gene Johnson, CEO

Page 4 Transaction Overview > On March 31, 2008, FairPoint merged (the “Merger”) with Northern New England Spinco Inc. (“Spinco”), a subsidiary of Verizon Communications Inc. owning the wireline operations of Verizon in Maine, New Hampshire and Vermont, for a transaction value of approximately $1,950 million(1) Reverse Morris Trust transaction required that Verizon sell to an entity of FairPoint’s size and Verizon preferred selling to a non-financial buyer > FairPoint management team is leading the post-Merger entity and FairPoint is the surviving entity > Pro forma for the transaction, FairPoint will have over 1.9 million access line equivalents which generated $1.45 billion of revenue and $646 million of EBITDA for the twelve months ended December 31, 2007 ___________________________ (1) Based on FairPoint’s stock price as of March 31, 2008 multiplied by 54MM shares. Includes $1,700MM of cash paid to and debt issued to Verizon. In addition, on the closing date, Verizon contributed $235.5 million of cash to Spinco.

Page 5 Transaction Rationale • Operating efficiencies • Economies of scale • Investment in state-of-the-art systems • Anticipated cost savings following implementation of new cost structure • Revenue opportunities • Increased broadband availability and IP based services • New product bundles • Increased focus on local sales and marketing • Strong focus on business segment • Financial strength • Strong balance sheet with attractive leverage • Expected to optimize cost of capital • Low dividend payout ratio

Page 6 Combined Company Statistics Pro Forma Key Statistics ___________________________ Note: Operating figures on a pro forma basis as of 12/31/07. (1) Based on FairPoint stock price as of 3/31/08. Post-Merger FairPoint enterprise value based upon 12/31/07 pro forma capital structure. (2) As % of voice access lines. (3) Less state settlements of $24 million. (4) Please see page 19 for calculation of adjusted EBITDA and reconciliation to net income. (5) Represents expected annual dividend of $1.02 per share divided by 2007 pro forma free cash flow per share. $1,451 (3) Revenue $646 / 44% Adjusted EBITDA (4) / % margin 290,577 / 18% Broadband Lines / Penetration (2) 3.4x Leverage Trading Statistics:(1) Operating and Financial Statistics: $2,962 Enterprise Value $803 Market Cap 44% Dividend Payout Ratio(5) 1,616,171 Voice Access Lines

Combined Company Snapshot

Economies of Scale

- FairPoint is now the 8th largest local telephone company in the U.S.
- FairPoint operates in 18 states serving approximately 1.9 million access line equivalents[(2)]
- Increased size, economies of scale and extensive network are expected to improve cost structure and enhance product capabilities

Access Line Equivalents Breakout

State	Pro Forma FairPoint	% of Total
Maine	667,414	35.0%
New Hampshire	650,734	34.1%
Vermont	357,262	18.7%
Florida	54,919	2.9%
New York	51,652	2.7%
Washington	46,788	2.5%
Ohio	14,928	0.8%
Missouri	14,783	0.8%
Virginia	8,538	0.4%
Illinois	7,256	0.4%
Kansas	7,287	0.4%
Idaho	6,884	0.4%
Pennsylvania	6,515	0.3%
Oklahoma	4,289	0.2%
Colorado	3,899	0.2%
Other States [(1)]	3,600	0.2%
Total	**1,906,748**	**100.0%**


Spinco Assets
Current Operating Companies
Corporate Headquarters

Note: December 31, 2007.
(1) Georgia, Massachusetts, and Alabama.
(2) Includes voice access lines and high speed data lines, which include DSL, wireless broadband, cable modem and fiber-to-the-premises.

FairPoint communications

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Page 8 Broadband/Business Segment Opportunity Significant Upside for FairPoint Strategic Focus > Expand broadband addressability from ~68% of access lines to over 90% within five years > IP / MPLS network will support new array of services Broadband Addressability Broadband Penetration Business Segment > Highly focused on business customer > New local and experienced sales force of 50 employees being deployed > IP / MPLS network upgrade provides flexible business platform > Pro forma FairPoint penetration is 18% relative to its peer average of 25% > Network expansion coupled with broadband focus will drive growth Year End 2007 Broadband Penetration (1) Average 25% ___________________________ (1) Broadband penetration defined as broadband lines over voice access lines. (2) Northern New England, or Spinco, represents the assets which were spun off by Verizon and merged into FairPoint. (3) FRP-SA is defined as FairPoint Standalone (pre-Merger). (4) FRP-PF is defined as FairPoint ProForma (post-Merger, on a combined basis) 16% 28% 18% 22% 25% 26% 27% 0% 10% 20% 30% Spinco FRP - SA FRP - PF CZN CNSL IWA WIN (2) (3) (4)

Page 9 Favorable Rural Characteristics Focus On Rural / Small Urban Markets > Attractive rural and small urban market and demographics • Highly contiguous footprint in Northern New England markets will increase marketing and operating efficiencies • Limited competition in more rural areas • FairPoint has experience competing in these size markets > Rate of access line loss expected to stabilize and slow down • Cable telephony roll-out, which spurred higher one-time access lines losses, is largely complete • Time Warner Cable and Comcast have essentially completed broadband / VoIP addressability rollout • Line losses in Northern New England territory are expected to stabilize similar to experience in other FairPoint markets • Customized / tailored bundled service offering • Increased focus on small to medium business customer market • Dedicated to being the primary local communications provider • Intensely focused on management of these properties

Page 10 Experienced and Proven Management Team Successful Track Record of Acquiring and Integrating Acquisitions > Industry Experience: Senior management team has an average of 27 years of experience > Management team has led the company throughout the execution of these transactions > Delivered on Promises: Exceeded planned cost savings in 34 of 35 prior acquisitions > Systems Integration Experience: Recently completed successful integration of 17 billing platforms into one – on time and under budget

Page 11 People and Culture Aligned for succe ssful integration a nd op eration > FairPoint’s existing industry knowledge, culture and work ethic will provide valuable expertise and stability to transition team > FairPoint has hired over 220 new employees to manage the integration and systems cutover > Recently reached tentative agreement with the CWA and IBEW on a contract extension

Integration Peter Nixon, President

Page 13 Integration Strategy > Learn from past experience (ours and others) • Align incentives among all parties involved (Verizon, FairPoint and Capgemini) • Use of off-the-shelf systems • Minimize time on Transition Services Agreement with Verizon • Senior and experienced leadership team including an experienced project management officer • Rigorous testing > Invest early > Estimated 24 month process with 18 months pre-close

Page 14 Integration Progress Early Strategic Investment > We are 18 months into an estimated 24-month process > Invested approximately $120 million as of 12/31/07 ($40 million from VZ) > Integration planning and execution team includes professionals from FRP, Capgemini and VZ We believe we are on track for a successful integration and cutover by September 30, 2008 • Engaged Capgemini • 1/16/07: Transaction announced • Mapped over 600 systems, of which Verizon will be extracting data from 135 active systems • 8/07: Began testing 1st data extract • 98% success rate with data loaded into billing system • 3/31/08: Closing and supply chain, HR and finance cutover Hired key senior operating management Testing of data and training employees on new systems • Finalize business processes • Final cutover • Receipt of 2nd data extract • 3rd Party monitor engaged 4Q’07 4Q‘06 3Q’07 1Q’07 2Q’07 3Q‘06 1Q’08 3Q’08 2Q’08

Page 15 Early Investment in Scalable Infrastructure Drives Anticipated Cost Savings and Creates Revenue Opportunities > Leverage existing Northern New England fiber network to build a 10 gigabyte IP/MPLS/ETHERNET core data network • Will provide significant increase in capacity • Planned expansion from 68% broadband availability to 80% by 2010 and over 90% in five years • Ability to support advanced business applications thereby increasing revenue opportunities • Efficiently provides incremental bandwidth • Reduced maintenance costs

Business & Financial Highlights John Crowley, CFO

Page 17 Historical Access Line Equivalents Summary Access Line Information (1) Includes acquisitions (2) Includes voice access lines and high speed data lines, which include DSL, wireless broadband, cable modem and fiber-to-the-premises. FairPoint Business Access Lines Northern New England Business Access Lines Total Business Access Lines FairPoint High Speed Data Lines (1) Northern New England High Speed Data Lines Total High Speed Data Lines Total Combined Access Line Equivalents FairPoint Long Distance Subscribers (1) Northern New England Long Distance Subscribers Total Combined Long Distance Subscribers 50,226 554,242 49,606 522,453 55,410 497,992 57,587 471,129 55,892 449,557 604,468 572,059 553,402 528,716 505,449 17,937 36,880 31,876 83,234 45,283 137,072 59,444 196,731 67,703 222,874 54,817 115,110 182,355 256,175 290,577 2,082,166 2,050,737 2,034,091 2,014,525 1,906,748 NA NA NA NA 108,387 563,420 113,688 598,748 129,488 560,475 NA NA 671,807 712,436 689,963 Fiscal Year Ended December 31, FairPoint Residential Access Lines 2003 2004 2005 2006 2007 196,145 189,668 188,206 194,119 182,182 Northern Total New England Residential Access Lines Residential Access Lines 1,226,736 1,173,900 1,110,128 1,035,515 928,540 1,422,881 1,363,568 1,298,334 1,229,634 1,110,722 (1) (2) (1)

Combined Company Historical Results

($ in millions)

	Fiscal Year Ended December 31,					
	2003	2004	2005	2006	2007	Pro Forma 2007
FairPoint Revenues	231	253	263	270	283	283
Northern New England Revenues	1,215	1,199	1,206	1,193	1,197	1,197
Less: Pro Forma Adjustments						(5)
Combined Company Revenues	**1,446**	**1,452**	**1,469**	**1,463**	**1,480**	**1,475**
FairPoint Operating Expenses	111	129	144	156	218	218
Northern New England Operating Expenses	820	728	811	823	845	845
Combined Company Operating Expenses	**931**	**857**	**955**	**979**	**1,063**	**1,063**
FairPoint Depreciation and Amort. Expense	48	50	52	53	51	51
Northern New England Depreciation and Amort. Expense	276	269	267	259	233	233
Combined Company Depreciation and Amort. Expense	**324**	**319**	**319**	**312**	**284**	**284**
FairPoint Gain on Sale of Operating Assets					(2)	(2)
Less: Pro Forma Operating Expense Adjustments						(99)
Plus: Pro Forma Depreciation and Amort. Adjustment						14
Combined Company Operating Income	**191**	**276**	**195**	**172**	**135**	**215**
FairPoint Interest Expense	(90)	(105)	(46)	(40)	(40)	(40)
Northern New England Interest Expense	(47)	(51)	(59)	(66)	(70)	(70)
Other non-operating income/(expense)	9	9	(74)	33	42	42
Less: Pro Forma Adjustments to Interest						(90)
Less: Pro Forma Adjustments to Other income						(34)
Combined Company Net Income before Taxes	**63**	**129**	**16**	**99**	**67**	**23**

Adjustments:	
Plus: Depreciation and Amort. Expense	298
Plus: Interest Expense	200
Plus: Anticipated Cost Savings	111
Add: Non-cash pension and OPEB	23
Other adjustments	(9)
Combined Company Adjusted EBITDA	**646**

FairPoint communications

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Summary Pro Forma Financial Data

For the year ended December 31, 2007

(in millions)	Northern New England Business	FairPoint (historical)	Proforma Adjustments	Proforma Combined
Revenue	$ 1,197	$ 283	$ (5)	$ 1,475
Operating Expenses	845	218	(99)	964
Depreciation/Amortization	233	51	14	298
Gain on sale of operating assets	-	(2)		(2)
Operating Income	119	16	80	215
Interest expense	(70)	(40)	(90)	(200)
Other income (expense), net	3	39	(34)	8
Income before income taxes	52	15	(44)	23
Income tax expense (benefit)	(19)	(9)	17	(11)
Net Income	**$ 33**	**$ 6**	**$ (27)**	**$ 12**
EBITDA Reconciliation:				
Add back depreciation/amortization	233	51		298
Add back income tax expense	19	9		11
Add back interest expense	70	40		200
EBITDA	$ 355	$ 106		$ 521
Adjusted EBITDA Reconciliation:				
Estimated cost savings (a)				111
Non-cash pension and benefits costs (b)				23
Employee related expenses (c)				(4)
DSL pricing adjustments (d)				(2)
Other adjustments (e)				(3)
Adjusted EBITDA*				**$ 646**

Proforma Adjustments:	
Revenue:	
Non-transferred revenue	(5)
Operating expenses:	
Non-transferred expenses	(5)
Pension and OPEB for non-transferred employees	(42)
Elimination of pre-close Merger expenses on FairPoint	(52)
Total operating expense adjustment	(99)
Amortization of intangible assets	14
Interest expense:	
Elimination of Northern New England Business interest	69
Elimination of pre-close FairPoint interest expense	40
Interest expense on new debt	(196)
Amortization of debt issue costs	(3)
Total interest expense adjustment	(90)

* *See Adjusted EBITDA footnotes in the addendum section of this presentation*

Page 19

Page 20 2007 Actual EBITDA – 2007 Adjusted EBITDA Bridge Analysis $394 $646 $126 $111 ($9) $23 0 100 200 300 400 500 600 $700 Actual 2007 EBITDA Plus: Net Cost Savings Less: FairPoint Adjustments Plus: Non-Cash Pension & OPEB Add-back Adjusted 2007 EBITDA FRP Spinco FRP 2007 EBITDA Bridge $520 (1) 1) FairPoint Adjustments impact Adjusted EBITDA by excluding $3MM of distributions received from Orange-Poughkeepsie Limited Partnership, $2MM from DSL price adjustments and approximately $4MM in legacy labor cost adjustments. Expect to begin achieving annual cost savings after TSA period (TSA period is expected to end by September 30, 2008).

Page 21 $121 $54 $0 $50 $100 $150 $200 $250 $300 VZ Non -reg Costs FRP Costs Cost Savings $250 $200 $0 $50 $100 $150 $200 $250 $300 VZ Allocated Costs FRP Incremental Costs Cost Savings $0 $50 $100 $150 $200 $250 $300 Other Total Cost Savings Significant Anticipated Cost Savings ($ in millions) Cost Savings Details $67 $50 NON-REG SAVINGS OTHER AND TOTAL COST SAVINGS ($5) $111 ALLOCATION SAVINGS FairPoint has service contracts with 3rd Party providers with fixed economic terms, e.g. LD Wholesale minutes $24MM in revenue reductions from state settlements Elimination of $19MM in one time costs incurred at Northern New England business in 2007 Anticipated Net Cost Savings = $111 million Difference between Northern New England business’ allocation of costs under Verizon versus FairPoint’s estimated costs Savings on allocated IT and corporate real estate charges alone amount to > $50mm

Combined Company Debt

Summary Debt Information

(in millions)

Adjusted EBITDA[1] **$ 646** *(Based on 12/31/07 proformas)*

Debt at closing:		Applicable LIBOR	LIBOR Floor Impact	Margin	All-in rate
Term Loan A - variable rates	500.0	2.75%	0.00%	2.75%	5.500%
Term Loan A - fixed via swaps	-	-	-	-	-
Term Loan B - variable rates	580.0	2.75%	0.25%	2.75%	5.750%
Term Loan B - fixed via swaps	550.0	4.58%	0.25%	2.75%	7.580%
Delayed Draw Term Loan B	5.5	2.75%	0.25%	2.75%	5.750%
Bonds	551.0	13.125%	-	-	13.125%
Revolver	-	2.75%	0.00%	2.75%	5.500%
Total	**$ 2,186.5**			Weighted Avg.	7.95%
Leverage	**3.4 x**				

Debt after Delayed Draw and Full Impact of Swaps:		Applicable LIBOR	LIBOR Floor Impact	Margin	All-in rate
Term Loan A - fixed via swaps	270.0	4.48%	0.00%	2.50%	6.980%
Term Loan A - variable rates	230.0	2.75%	0.25%	2.75%	5.750%
Term Loan B - fixed via swaps	1,130.0	4.48%	0.25%	2.75%	7.480%
Delayed Draw Term Loan B	150.0	2.75%	0.25%	2.75%	5.750%
Bonds	551.0	13.125%	-	-	13.125%
Revolver	-	2.75%	0.00%	2.75%	5.500%
Total	**$ 2,331.0**			Weighted Avg.	8.43%
Leverage	**3.6 x**				

1) Revenues for the Northern New England business decreased by 1.1% from fiscal 2005 to fiscal 2006 and increased by 0.3% from fiscal 2006 to fiscal 2007. FairPoint anticipated that the 2007 revenues for the Northern New England business would be lower than the actual 2007 results. FairPoint believes that the revenue trend from fiscal 2005 to fiscal 2006 for the Northern New England business is more indicative of the revenues expected to be generated by the Spinco business acquired by FairPoint in the Merger than the fiscal 2006 to fiscal 2007 trend. As a result, FairPoint's revenues, EBITDA and Adjusted EBITDA are expected to decline from those reflected in the pro forma results for 2007.

FairPoint communications

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Page 23 Other Financial Data > Key Debt Covenants: Leverage = 5.5x (leverage at closing was 3.4x – see page 22) Dividend Suspension =5.0x Interest Coverage = 2.5x Restricted Payment Basket = EBITDA for quarterly periods in which leverage ratio is less than 5.0x less 1.6x consolidated interest expense > Net Operating Loss Carryforwards: As of December 31, 2007, FairPoint had $183.5 million of federal and state net operating loss carryforwards > Less Reliance on Regulated Revenues Rate stability as a result of the regulatory process Low dependence on access and USF revenues Price cap regulation creates opportunity to benefit from operating efficiencies

Page 24 Regulatory Commitments > Working Capital Adjustment • The Verizon Group contributed $316 million cash to Spinco prior to the merger • FairPoint used $235.5 million of the cash to repay its then existing credit facility • The Verizon Group pre-funded $81 million to meet specific regulatory commitments in NH and VT • Verizon will pay FairPoint $15 million on the first anniversary of the closing > Dividend Restrictions • 35% reduction in pre-close dividend per share will provide an additional $50 million of free cash flow versus originally announced structure • Dividends required to be suspended following the end of any 3 consecutive quarters during which (a) the leverage ratio exceeds 5.0x or (b) the interest coverage ratio is less than 2.5x(1) > Debt Reduction • Beginning in the first quarter of 2009, FairPoint shall reduce debt by the higher of $45 million per year or 90% of free cash flow (after dividends) > Acquisitions • No material acquisitions permitted prior to one year following the cutover (1) Restrictions in debt agreements may vary from regulatory restrictions.

Page 25 Capital Expenditures — Summary Commitments consistent with Business Plan ($ in millions) 2008 PF(1) 2009 2010 2011 2012 Total Projected Capex Projected Recurring Capex (before changes during regulatory process)(2) $152 $161 $155 $137 $123 Near-term ME Broadband Commitment 18 0 0 0 0 Near-term NH Broadband Commitment 16 0 0 0 0 Near-term VT Broadband Commitment 19 0 0 0 0 Projected Capex, excluding conversion $205 $161 $155 $137 $123 Anticipated Conversion/Transition Capex(3) 128 0 0 0 0 FairPoint Telecom Group (Classic Operations) 29 29 29 29 29 Total Combined Company Projected Capex $362 $190 $184 $166 $152 Committed Capex (included in Total Projected Capex above) ME Annual Commitment $48 $48 $45 $0 $0 Less: Broadband included in Annual Commitment (5) (5) (5) 0 0 ME Annual Commitment before Broadband $43 $43 $40 $0 $0 ME Capex to Reach 90% Addressability 8 8 8 8 8 Near-term ME Broadband Commitment 18 0 0 0 0 Total ME Commitments $68 $51 $48 $8 $8 NH Annual Commitment 52 52 52 49 49 Less: Broadband included in Annual Commitment (5) (5) (5) (5) (5) NH Annual Commitment before Broadband $47 $47 $47 $44 $44 NH Capex to Reach 95% Addressability 8 8 8 8 8 Near-term NH Broadband Commitment 16 0 0 0 0 Total NH Commitments $71 $55 $55 $52 $52 VT Annual Commitment $41 $39 $40 $0 $0 VT Capex to Reach 100%/50% Addressability 0 13 13 0 0 Near-term VT Broadband Commitment 19 0 0 0 0 Total VT Commitments $60 $52 $53 $0 $0 Total Regulatory Capex Commitments $199 $158 $156 $60 $60 (1) Pro Forma assuming the transactions were consumated on 1/1/08. (2) Includes recurring broadband spending for all three states which can be applied towards long-term broadband spending commitments. (3) Based on estimated capex/opex split. Could vary depending upon actual capex/opex splits. Committed Capex accounted for in Projected Capex

Conclusion Gene Johnson, CEO

Page 27 Summary > Leverages FairPoint’s operating expertise > Benefits shareholders • Attractive valuation (4.9x 2007 EBITDA before anticipated cost savings of $111 million) (1) • Expected to result cash flow accretion immediately following TSA period • Expected to enhance financial strength > Creates multiple opportunities for ongoing value creation • Improves revenue opportunities Enhances operating efficiencies • Improves free cash flow • Lowers dividend payout ratio to under 50% (based on 2007 pro forma free cash flow) • Reduces leverage > Benefits customers • Significant DSL build-out to increase availability to customers • Establishment of sales team to focus on providing service to small to medium business customers (1) Based on 2007 Northern New England Business EBITDA adjusted for pension and OPEB for employees not transferred to FairPoint. Purchase price based on closing FairPoint stock price on 3/31/08 and $1,700 million of cash paid to and debt issued to Verizon. In addition, on the closing date, Verizon contributed $235.5 million of cash to Spinco.

Addendum

Page 29 Adjusted EBITDA Footnotes (a) Represents the run-rate cost savings as a result of the Merger, which FairPoint’s management expects that FairPoint will achieve within twelve months following the closing of the Merger, assuming the Transition Services Agreement is terminated six months after the closing of the Transactions. Should FairPoint need to continue the Transition Services Agreement beyond the date which is six months after the closing of the Merger, FairPoint’s management does not expect to achieve these run-rate cost savings until a date which is six months from the date when the Transition Services Agreement is terminated. These cost savings relate to the expected elimination of approximately $390 million in costs and expenses, primarily consisting of shared corporate expenses allocated to the Northern New England business by the Verizon Group. FairPoint’s management believes that FairPoint can perform the corporate services provided by the Verizon Group at a cost that is substantially less than that which is currently allocated to the Northern New England business. These costs will be replaced by (i) certain increased costs of approximately $254 million, (ii) the elimination of $18 million of revenue as a result of rate adjustments in Maine and (iii) the elimination of $6 million of revenue as a result of anticipated reductions in access charges in the future if a proceeding that is currently before the New Hampshire Public Utilities commission is decided adversely. In order to achieve these net cost savings, we expect to incur approximately $400 million in net one-time operating costs and capital expenditures, a significant portion of which will be capitalized. These costs do not include other Merger related costs that were financed with the proceeds of the sale of FairPoint’s investment in the Orange County-Poughkeepsie Limited Partnership or reimbursed by Verizon. These costs include payments of $200 million to Capgemini under the Master Services Agreement, payments of $133 million to the Verizon Group under the Transition Services Agreement (assuming FairPoint no longer needs services under the Transition Services Agreement following the six-month anniversary of the closing of the Merger) and additional Merger and transition related expenditures. FairPoint’s management estimates that FairPoint will incur approximately $335 million of these costs following the closing of the Merger. The adjustment reflecting estimated cost savings constitutes a forward-looking statement within the meaning of Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may differ materially from those reflected and described above.

Page 30 Adjusted EBITDA Footnotes (b) Represents FairPoint management’s estimate of certain non-cash expenses related to pension and other post-employment benefit (“OPEB”) expenses. FairPoint’s management believes that the liabilities under the pension plans for the Northern New England business’s employees, which FairPoint assumed in the Merger, will be fully funded by Verizon. FairPoint will not assume any liability with respect to retirees of the Northern New England business who retired prior to close, which liabilities will be retained by the Verizon Group. FairPoint’s management expects that the cash costs relating to the assumed OPEB liabilities will not be significant in the near future. (c) Represents increased salary expenses associated with providing salaries to certain of FairPoint’s existing employees in Maine, New Hampshire and Vermont commensurate with those to be provided by FairPoint to the employees of the Northern New England business in each such state. (d) Represents rate reductions for DSL services provided to FairPoint’s pre-merger customers in Maine, New Hampshire and Vermont to conform those rates to the rates for DSL services to be provided by FairPoint to customers of the Northern New England business in such states. (e) Includes, among other de minimis adjustments, other non-operating income.